FOR IMMEDIATE RELEASE

Contact:
Lauren T. Barnett, President and CEO
Tel: (518)842-7200
Fax: (518)842-7500
Harold A. Baylor, Vice President, CFO, & Treasurer
Tel: (518)842-7200
Fax: (518)842-1688


      Ambanc Holding Co., Inc. Announces Regular Quarterly Cash Dividend


     Amsterdam, N.Y., September 3, 1998 - Lauren T. Barnett, President and Chief Executive Officer of Ambanc Holding Co., Inc. (NASDAQ - AHCI), today announced that the Company's board of directors, at their meeting held on August 28, 1998, declared a regular quarterly cash dividend of 6 cents per common share. The dividend will be paid on September 15, 1998, to shareholders of record as of September 1, 1998.

     Ambanc Holding Co., Inc. is a unitary savings and loan holding company. The company's primary subsidiary, Amsterdam Savings Bank, F.S.B., operates twelve
(12) full-service banking offices in Montgomery (4), Saratoga (4), Fulton (1), Schenectady (1), and Albany (2) Counties in the Capital Region of upstate New York.



                                    - END -